Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use and incorporation by reference of our reports dated July 23, 2012 on the financial statements (as listed at Exhibit A) of the Columbia Funds Series Trust II included in the Annual Reports for the period ended May 31, 2012, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 71 to the Registration Statement (Form N-1A, No. 333-131683) of the Columbia Funds Series Trust II.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

September 27, 2012

Exhibit A

LIST OF FUNDS

Columbia Absolute Return Emerging Markets Macro Fund

Columbia Absolute Return Enhanced Multi-Strategy Fund

Columbia Absolute Return Multi Strategy Fund

Columbia Active Portfolios-Diversified Equity Income Fund

Columbia Commodity Strategy Fund

Columbia Flexible Capital Income Fund

Columbia High Yield Bond Fund

Columbia Multi-Advisor Small Cap Value Fund

Columbia U.S. Government Mortgage Fund

Columbia Dividend Opportunity Fund

Columbia Diversified Equity Income Fund

Columbia Mid Cap Value Opportunity Fund

Columbia Seligman Communications and Information Fund

Columbia Select Large-Cap Value Fund

Columbia Select Smaller-Cap Value Fund